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                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Quest Software Inc. of our report dated January 28, 2000, except as to notes 16 and 17, which are as of September 29, 2000, relating to the financial statements of Fastlane Technologies Inc. appearing in the Current Report on Form 8-K of Quest Software, Inc. dated September 11, 2000 (as amended on October 5, 2000) and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Ottawa, Ontario
June 19, 2001